                          ARTICLES OF INCORPORATION
                                      OF
                        BOULDER INTERACTIVE GROUP, INC.

   The undersigned natural person, being more than eighteen years of age, hereby establishes a corporation pursuant to the statute of Colorado, and adopts the following Articles of Incorporation:

   1. NAME. The name of the corporation is Boulder Interactive Group, Inc.

   2. DURATION. The corporation shall have perpetual existence.

   3. PURPOSE. The nature, objects and purposes of the business to be transacted shall be to transact all lawful business for which corporaitons may be incorporated pursuant to the Colorado Corporation Code.

   4. AUTHORIZED CAPITAL. The aggregate number of shares which the corporation shall have authority to issue is 100,000 shares of common stock, each having no par value.

   5. NO CUMULATIVE VOTING. Each shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

   6. QUORUM. At all meetings of shareholders, a majority of the shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

   7. SHAREHOLDER VOTE. Whenever the Colorado Corporation Code requires the vote or concurrence of the holders of two-thirds of the outstanding shares, or two-thirds of the shares entitled to vote thereon, or two-thirds of any class or series, such requirement is hereby reduced so as to require the vote or concurrence only of a simple majority thereof.

   3. NO PREEMPTIVE RIGHTS. No shareholder of the corporation shall have any preemptive or other right to subscribe for or otherwise acquire any additional unissued or treasury shares of stock, or other securities of any class, or rights, warrants or actions to purchase stock or scrip, or securities of any kind convertible into stock or carrying stock purchase warrants or savings.

   9. NUMBER OF DIRECTORS. The number of directors shall from time to time be fixed by the bylaws, but in no event shall the number of directors be less than the number of shareholders. Four directors shall constitute the initial board, whose names and addresses are as follows:

        Name                       Address
        ----                       -------

        Stephen Cherner            1035 Pearl St., Suite 402
                                   Boulder, CO 80302

        Michael Weiner             1035 Pearl St., Suite 402
                                   Boulder, CO 80302

        Paul Haigney               1035 Pearl St., Suite 402
                                   Boulder, CO 80302

        Mark Kreloff               1035 Pearl St., Suite 402
                                   Boulder, CO 80302

   10. REGISTERED OFFICE AND AGENT. The address of the initial registered office of the corporation is 255 Canyon Blvd., Suite 100, Boulder, Colorado. The name of its initial registered agent at such address is Douglas C. Thorburn.

   11. DIRECTOR CONFLICTS. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and the same are in furtherance of and not in limitation of the powers conferred by law:

   No contract or transaction between the corporation and one or more of its directors, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for that reason or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes, approves, or ratifies the contract or transacton or solely because his or their votes are counted for such purpose if:

      a. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

      b. The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved, or ratified in good faith by vote of the shareholders; or

      c. The contract or transaction was fair as to the corporation.

      d. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes, approves, or ratifies the contract or transaction.

   12. LIMITATION OF DIRECTOR'S LIABILITY. To the fullest extent permitted by the Colorado Corporation Code, as the same exists or may hereafter by amended, a director of this corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

   13. INDEMNIFICATION. The corporation shall, to the full extent permitted by Colorado law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that he is or was a director or officer of the corporation. The right of indemnification shall inure to the benefit of the heirs, executors, administrators and personal representatives of the director or officer.

   14. INCORPORATOR. The name and address of the incorporator is:

    Name                  Address
    ----                  -------

Douglas C. Thorburn       255 Canyon Blvd., Suite 100
                          Boulder, CO 80302



Dated:   6/3/94
         ---------------------------

         [ILLEGIGLE]
         ---------------------------
         Incorporator


                                 VERIFICATION

STATE OF COLORADO   )

COUNTY OF BOULDER   )

   I,  GREG BURNS, a Notary Public, hereby
      ------------
                                      3
certify that on June 3, 1994, personally appeared before me Douglas C. Thorburn, who being first duly sworn, declared that he was the person who signed the foregoing document as incorporator and that the statements therein contained are true.

Witness my hand and official seal.

My commission expires:  10/8/95
                        ------------------------


                        Illegible                                [SEAL]
                        ------------------------
                        Notary Public

                          FIRST ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION

                        BOULDER INTERACTIVE GROUP, INC.
                            A Colorado Corporation

   Pursuant to Section 7-110-103 of the Colorado Business Corporation Act, the sole shareholder and the Board of Directors of Boulder Interactive Group, Inc., a Colorado corporation (the "Company"), hereby adopt the following amendments to the Company's Articles of Incorporation:

   1. Paragraph 7 of the Company's Articles of Incorporation is hereby amended to read:

      "7. SHAREHOLDER VOTE. In lieu of the provisions of the Colorado
   Business Corporation Act requiring the vote or concurrence of the holders of two-thirds of the outstanding shares, or two-thirds of the shares entitled to vote thereon, or two-thirds of any class or series, the Company shall instead be required to obtain the approval of the holders of three-fourths (75%) of the Company's issued and outstanding common stock. In addition, the Company shall obtain the approval of the holders of three-fourths (75%) of the Company's outstanding shares of common stock to effect the following:

          (a) Sale of the Company, or sale of substantially all of the assets of the Company;

          (b) Sale of any capital stock of the Company, including but not limited to the issuance of any warrants, options, rights, or other instruments convertible into capital stock of the Company;

          (c) An initial public offering of any capital stock of the Company;

          (d) Incurring indebtedness in excess of $100,000, other than trade credit incurred in the ordinary course of business;

          (e)  Amending the Company's Articles of Incorporation Bylaws;

          (f) Payment of any dividend or effecting any other distribution to the Company's shareholders;

          (g)  Encumbering the assets of the Company; or,

          (h) Filing any voluntary petition in bankruptcy, or dissolving or liquidating the Company."

                           CONSENT IN LIEU OF MEETING

                   Board of Directors and Sole Shareholder of

                        BOULDER INTERACTIVE GROUP, INC.

   Pursuant to the terms of the Colorado Business Corporation Act and the Articles of Incorporation and Bylaws of Boulder Interactive Group, Inc., a Colorado corporation (the "Company"), the Board of Directors of the Company and Old Frontier Media, inc., a Colorado corporation and sole shareholder of the Company ("OFMI") hereby consent to the following actions:

   WHEREAS, it is deemed to be in the best interests of the Company to sell shares of common stock of the Company representing thirty percent (30%) of the issued and outstanding common stock of the Company to Quarto Holdings, Inc., a Delaware corporation ("Quarto"), pursuant to the terms of a Stock and Warrant Purchase Agreement (the "Purchase Agreement") by and among the Company, Quarto, Old Frontier Media, Inc. and New Frontier Media, Inc., which Purchase Agreement has been presented to this Board of Directors and ordered filed with the records of this Company; and,

   WHEREAS, it is deemed in the best interests of the Company to authorize and ratify all actions necessary to effect the terms of the Purchase Agreement;

   NOW, THEREFORE, BE IT RESOLVED: That the form, terms and provisions of the Purchase Agreement be and hereby are, in all respects, approved.

   RESOLVED, FURTHER: That the form, terms and provisions of the Exhibits to the Purchase Agreement, including without limitation, the form of Stockholder Agreement, Rights Agreement, and Warrant to purchase shares of New Frontier Media, Inc., be and hereby are, in all respects, approved.

   RESOLVED, FURTHER: That Andrew Brandt, president of this Company, or any other officer of this Company, be and hereby is authorized, empowered and directed in the name and on behalf of this Company to execute and deliver the Purchase Agreement with such changes therein as Andrew Brandt, or such other officer of this Company, in his sole discretion, approve, the execution and delivery thereof to be conclusive evidence of such approval, and, upon satisfaction of the conditions to this Company's obligations thereunder as set forth in the Purchase Agreement, to consummate the transactions contemplated by the Purchase Agreement.

   RESOLVED, FURTHER: That Andrew Brandt, President of the Company, or any other officer, be and hereby is authorized to execute and deliver any and all agreements, documents, and instruments and to do all acts and things deemed necessary by Andrew Brandt, or such other officer, in connection with any transactions involving the Company or any other party arising out of or related to the Purchase Agreement.

   RESOLVED, FURTHER: That the Company shall issue 1,714 shares of its common stock, as evidenced by a stock certificate for 1,714 shares of the Company's common stock and bearing a standard restrictive transfer legend, in the name of Quarto Holdings, Inc., a Delaware corporation ("Quarto"), upon payment therefore in compliance with the terms of the Purchase Agreement, to wit: payment by Quarto to the Company of $1,775,000, consisting of $1,250,000 in certified funds and the assignment of rights to existing digital material owned by Quarto valued at $525,000. The President and Secretary of the Company are hereby authorized to execute the certificate upon payment therefor by Quarto, and to prepare and file any documents required pursuant to state and federal securities laws.

   RESOLVED, FURTHER: That the form, terms and provisions of the First Amendment to the Articles of Incorporation for the Company, attached hereto, are hereby approved, and the Secretary of the Company is hereby directed to file said First Amendment to the Articles of Incorporation with the Colorado Secretary of State forthwith;

   RESOLVED, FURTHER: That the Company's Articles of Incorporation provide for a Board of Directors of the Company consisting of four (4) persons. The Company's Board of Directors hereby appoints Mr. Harvey Goldstein to its Board of Directors, effective September 21, 1996 and continuing for a term of one year plus any additional number of days until the 1998 annual meeting of shareholders, at which time the following duly elected and appointed Board members may stand for reelection:

     Harvey Goldstein
     Michael Weiner
     Mark H. Kreloff
     Andrew Brandt

BOARD OF DIRECTORS OF THE COMPANY:


/s/ Mark H. Kreloff              9/16/96
---------------------------------------------
Mark H. Kreloff                  Date


/s/ Michael Weiner               9/16/96
---------------------------------------------
Michael Weiner                   Date


/s/ Andrew Brandt                9/16/96
---------------------------------------------
Andrew Brandt                    Date

OLD FRONTIER MEDIA, INC. (Sole shareholder of the Company):



/s/ Mark H. Kreloff              9/16/96
---------------------------------------------
Mark H. Kreloff, President       Date